EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the use of our report dated March 14, 2003, with respect to the combined balance sheet of the operations of Qwest Dex Holdings, Inc. and subsidiary (Dex) in the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota, referred to as Dex East (as more fully described in Note 1 to the combined financial statements), as of December 31, 2001, and the related combined statements of operations, owner's deficit and cash flows for the period from January 1, 2002 to November 8, 2002 and for the years ended December 31, 2001 and 2000, included in this Registration Statement on Form S-4 of Dex Media East LLC, Dex Media East Finance Co. and Dex Media International, Inc., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data", "Selected Historical Financial Data", and "Experts" in the Registration Statement.

/s/ KPMG LLP
Denver, Colorado
March 14, 2003